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                                                                     EXHIBIT 21

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                                             *SOURCE ONE MORTGAGE SERVICES CORPORATION
                                                (full service mortgage corporation)

                                                           (subsidiaries)



                 THE MORTGAGE              CMC INSURANCE             MHMC INSURANCE             SOMSC SERVICES
                 AUTHORITY, INC.           AGENCY, INC.              AGENCY, INC.               INC.
                 (whole loan/              (credit insurance         (credit insurance          (biweekly mortgage
                 broker purchasing)        agency)                   agency)                    payment admin.)



                                                 **CENTRAL PACIFIC MORTGAGE COMPANY
                                                (full service mortgage corporation)

                                                           (subsidiaries)


                                                         NORTHWEST PACIFIC
                                                          MORTGAGE COMPANY

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